UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2011

UNITED STATES LIME & MINERALS, INC.
 (Exact name of registrant as specified in its charter)

TEXAS	000-4197	75-0789226
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5429 LBJ FREEWAY, SUITE 230, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 991-8400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
The Company’s Annual Meeting of Shareholders was held on April 29, 2011 in Dallas, Texas. The shareholders voted on three proposals as described in the Company’s Proxy Statement dated April 1, 2011. The voting results for these proposals were as follows:
Proposal 1
The following six directors were elected to serve until the 2012 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified as set forth below:

			BROKER NON-
Directors	FOR	WITHHELD	VOTES
Timothy W. Byrne	5,211,183	247,196	957,199
Richard W. Cardin	5,438,663	19,716	957,199
Antoine M. Doumet	5,165,130	293,249	957,199
Billy R. Hughes	5,217,918	240,461	957,199
Wallace G. Irmscher	5,442,577	15,802	957,199
Edward A. Odishaw	5,343,109	115,270	957,199
Proposal 2
Shareholders approved, on an advisory non-binding basis, the compensation of the Company’s executive compensation as set forth below:

			BROKER NON-
FOR	AGAINST	ABSTAIN	VOTES
5,328,180	110,495	19,704	957,199
Proposal 3
Shareholders cast their votes with respect to the non-binding advisory vote on the frequency of holding future non-binding advisory votes on executive compensation as set forth below:

				BROKER NON-
1 YEAR	2 YEARS	3 YEARS	ABSTAIN	VOTES
5,264,001	27,177	129,334	37,867	957,199
Based on the recommendations of the Company’s Board of Directors and its Compensation Committee to hold annual advisory votes on executive compensation and the vote of the shareholders, the Company has decided to include a shareholder vote on executive compensation in its proxy materials annually.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, United States Lime & Minerals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2011	UNITED STATES LIME & MINERALS, INC.
	By:	/s/ M. Michael Owens
M. Michael Owens, Vice President and
Chief Financial Officer

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